Exhibit 5.1

July 28, 2021

Luminar Technologies, Inc.
2603 Discover Drive, Suite 100
Orlando, CA 32826
Ladies and Gentlemen:
We have acted as counsel to Luminar Technologies, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration of the resale of up to 941,940 shares of Class A Common Stock par value $0.0001 per share (the "Class A common stock"), which consist of (i) up to 450,000 shares of Class A common stock issuable pursuant to the closing of the acquisition of a certain engineering company pursuant to a Stock Purchase Agreement, dated as of July 9, 2021 by and among the Company, a certain engineering company, the stockholders of such company and a certain individual, solely in his capacity as the Seller Representative (the "Stock Purchase Agreement,"), (ii) up to 200,000 shares of Class A common stock that may be issued to the stockholders of such engineering company in a private placement contingent upon satisfaction of certain milestones pursuant to the Stock Purchase Agreement, and (iii) up to 291,940 shares of Class A common stock issuable in a private placement pursuant to a certain engineering and manufacturing services arrangement (the “Engineering and Manufacturing Services Arrangement”) (collectively, the “Selling Securityholder Shares”).
All of the Selling Securityholder Shares are being registered on behalf of certain parties who are or will be selling securityholders of the Company (the “Selling Securityholders”).
In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company, and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that.
1.    The Selling Securityholder Shares have been duly authorized and will be, when issued and paid for in accordance with the terms of the Stock Purchase Agreement and/or the Engineering and Manufacturing Services Arrangement, as applicable, validly issued, fully paid and nonassessable,
Our opinion set forth in paragraph 1 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights

Luminar Technologies, Inc.
July 28, 2021

generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) or (iii) an implied covenant of good faith and fair dealing. Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.
Our opinions herein are limited to the General Corporation Law of the State of Delaware, and the federal laws of the United States of Americas. This opinion is limited to such laws as are in effect on the date hereof. Without limitation, no opinion is expressed herein with respect to the qualification of the Selling Securityholder Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinions are based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the Rules and Regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.
Very truly yours,
/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP